UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2006

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On February 24, 2006, in connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of EarthLink, Inc. ("EarthLink") approved the establishment of a sales plan by Charles G. Betty, Chief Executive Officer, President and Director of EarthLink, to sell up to a maximum of 161,500 shares (the "Betty Shares") of EarthLink's common stock, par value $.01 per share (the "Common Stock"), underlying stock options which expire on September 24, 2006, between April 1, 2006 and September 24, 2006. Under Mr. Betty's sales plan, certain specified amounts of Betty Shares, up to and including all Betty Shares, may be sold on a monthly basis. Mr. Betty currently owns 339,167 shares of Common Stock, options to purchase 1,855,300 shares of Common Stock and 150,000 restricted stock units.

Also on February 24, 2006, in connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of EarthLink approved the establishment of a sales plan by Sky D. Dayton, founder and one of the directors of EarthLink, to sell up to a maximum of 100,000 shares (the "Dayton Shares") of Common Stock, between March 27, 2006 and March 27, 2007. Under Mr. Dayton's sales plan, certain specified amounts of Dayton Shares may be sold on a weekly basis subject to the trading price of EarthLink's Common Stock. Mr. Dayton currently owns 2,328,702 shares of Common Stock, options to purchase 70,000 shares of Common Stock and 4,182 restricted stock units.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: February 28, 2006	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer